UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

KBR, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on 9/27/07

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:

•   Proxy Statement

•   Annual Report

To view this material, have the 12-digit Control #’(s) available on the following page and visit: www.investoreconnect.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy.  To facilitate timely delivery please make the request as instructed below on or before 9/17/07.

To request material:	Internet: www.investoreconnect.com	Telephone: 1-800-579-1639	**Email: sendmaterial@investoreconnect.com

**If requesting material by e-mail please send a blank e-mail with the 12 Digit Control# (located on the following page) in the subject line. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

KBR,  Inc.

ATTN:  DOLORES  BROOKS

601  JEFFERSON  STREET,  SUITE  3400

HOUSTON,  TX  77002

KBR, INC.

Vote In Person

Should you choose to vote these shares in person at the meeting you must request a copy of the material. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions.

R1KBR1

The Annual Meeting for holders as of 8/3/07 is to be held on 9/27/07 at 9:00 a.m. CDT

at:	South Shore Harbour Resort and Conference Center
2500 South Shore Boulevard
League City, TX 77573 (281) 334-1000

Directions  from  Downtown  Houston

Take I-45 South. Exit League City (exit 23). Make a left (going under I-45) onto FM 518 (which locals call Main Street). Remain traveling straight onto FM 2094. FM 518 will veer off to the right (in approximately 2 miles after you enter onto FM 518) and you will want to remain traveling straight onto FM 2094 (also known as Marina Bay Drive). In approximately 2 more miles, you will come to a main intersection with a traffic light. Please turn left here onto South Shore Boulevard. South Shore Harbour Resort and Conference Center will be on your right at the end of boulevard. We look forward to seeing you!

R1KBR2

Voting items

The Board of Directors recommends that you vote FOR  election  of  each  Class  I  director  nominee listed below.

1.             To elect two Class I directors to serve for the ensuing three years and until their successors shall be elected and shall qualify;

Nominees for Class I director-Term Ending 2010:

01)    William P. “Bill” Utt

02)    Jeffrey E. Curtiss

The Board of Directors recommends that you vote FOR proposals 2 and 3.

2.             To ratify the selection of KMPG LLP as the independent registered public accounting firm to examine the financial statements and books and records of KBR, Inc. for 2007; and

3.             To approve the KBR, Inc. 2006 Stock and Incentive Plan, as amended.

R1KBR3